UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
June 19, 2017
Date of Report
(Date of earliest event reported)

BLUCORA, INC.
(Exact name of registrant as specified in its charter)

DELAWARE	000-25131	91-1718107
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
6333 North State Highway 161, 6th Floor
Irving, Texas 75038
(Address of principal executive offices)
(972) 870-6000
Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange
Act. ☐

Item 8.01 Other Events.

On June 19, 2017, Blucora, Inc. (the "Company") announced that Ann J. Bruder joined the Company as its Chief Legal Officer and Secretary. Ms. Bruder replaces Mark Finkelstein, who, as previously disclosed, has elected not to make the move to the Company’s new headquarters location in Irving, Texas and will resign from the Company on July 1, 2017. Ms. Bruder will report directly to the Company's President and Chief Executive Officer, John Clendening.
Ms. Bruder, 53, previously served as the Vice President, General Counsel, Chief Compliance Officer and Corporate Secretary at Airlines Reporting Corporation, or ARC, which is a leading provider of data, products and services to the travel industry, from 2015 through 2017. She served as the President of Global Strategic Services, LLC, a boutique strategic advisory firm, from 2014 through 2015. Prior to that, she was employed by Commercial Metals Company (“CMC”), a publicly traded global company with sales and operations in more than 40 countries, from 2007 through 2013. At CMC, Ms. Bruder served as the Senior Vice President of Law, Government Affairs and Global Compliance, General Counsel and Corporate Secretary from 2009 through 2013 and the Deputy General Counsel from 2007 through 2009. Earlier in her career, she served in various legal roles at CARBO Ceramics Inc., American Airlines, Inc., Continental Airlines, Inc. and the law firm of Thompson Coburn LLP. Ms. Bruder has a Juris Doctorate degree from Washington University and Bachelor of Arts degree in Journalism and Public Relations with a minor in Economics from the University of Wyoming.
A copy of the press release announcing the appointment of Ms. Bruder is attached as Exhibit 99.1 and incorporated herein by reference.

Item 9.01.      Financial Statements and Exhibits.

(d)  Exhibits

Exhibit No.	Description
99.1	Press release dated June 19, 2017

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: June 19, 2017

BLUCORA, INC.

By: /s/ Eric M. Emans
Eric M. Emans
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press release dated June 19, 2017